Calculation of Filing Fee Tables
S-8
CLARIVATE PLC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary shares, no par value	Other	25,000,000	$ 4.24	$ 106,000,000.00	0.0001531	$ 16,228.60
Total Offering Amounts:						$ 106,000,000.00		$ 16,228.60
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 16,228.60
Offering Note
[1]	Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares of the Registrant's Ordinary Shares, no par value ("Ordinary Shares"), which may be necessary to adjust the number of shares reserved for issuance pursuant to the Clarivate Plc Amended and Restated 2019 Incentive Award Plan, as amended and restated, as a result of a stock split, stock dividend or similar adjustment of the outstanding Ordinary Shares. The proposed maximum offering price per unit has been computed solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act on the basis of the average of the high and low prices per share of Ordinary Shares on the New York Stock Exchange on July 29, 2025, which date is within five business days prior to filing this Registration Statement.